UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 25, 2018

LIBERTY TAX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 25, 2018, the Board of Directors (the “Board”) of Liberty Tax, Inc. (the “Company”) set the date of the Company’s 2018 Annual Meeting of Stockholders for December 13, 2018 (the “2018 Annual Meeting”). The Board fixed the close of business on November 9, 2018 as the record date for the 2018 Annual Meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting must ensure that such proposal is received by the Company no later than the close of business on November 5, 2018. Any such proposals must be received by such deadline at the Company’s principal executive offices at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attention: Corporate Secretary.

Further, in accordance with the requirements for advance notice in the Company’s Bylaws for director nominations or other business to be brought before the 2018 Annual Meeting by a stockholder, written notice must be received by the Company’s Corporate Secretary no later than the close of business on November 5, 2018. Any such notice must comply with and contain all of the information required by the Company’s Bylaws. A copy of the Company’s Bylaws is filed as Exhibit 3.3 to the Company’s Form 10-K, as amended by Amendment No. 1 to Form 10-K, filed with the Securities and Exchange Commission on October 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: October 26, 2018	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer